Exhibit 10.23

MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (“Agreement”) is entered into between QT Ultrasound LLC, a Delaware limited liability company (the “Manager”), and John C. Klock, MD, a California sole proprietorship (the “Practice”), effective as of September 1, 2020 (“Effective Date”).

RECITALS

A.     The Practice wishes to engage in the practice of medicine and the provision of medical services (the “Medical Services”) to the general public through one or more physicians and through non-physician providers, such services to consist exclusively of the performance of breast imaging using the QT Ultrasound Breast Scanner-1.

B.     The Practice wishes to provide the Medical Services exclusively to cash-pay patients. The Practice does not anticipate that it will participate in Medicare, Medi-Cal, or any commercial health programs.

C.     To facilitate the practice of medicine and the provision of medical services to patients, the Practice desires to delegate management of certain non-medical business affairs to a person with business expertise.

D.     The Practice desires to engage the Manager to provide management services, and the Manager desires to provide such services, on the terms and conditions set forth herein.

E.     The Practice and the Manager have determined a fair market value for the services to be rendered by the Manager.

AGREEMENT

For and in consideration of the mutual covenants contained herein, the parties agree as follows:

ARTICLE 1

APPOINTMENT AND AUTHORITY OF MANAGER

Section 1.1     Definitions. As used in this Agreement, certain terms shall have the respective meanings set forth in Exhibit A hereto, unless the context otherwise requires.

Section 1.2     Appointment. On the terms and conditions set forth herein, the Practice hereby appoints the Manager as its agent for business and management decisions and activities of the Practice for which a license to practice medicine is not required and which do not result in the Manager’s control over the Physicians’ practice of medicine, and the Manager hereby accepts such appointment.

Section 1.3    Authority.

(a)     General. Consistent with the provisions hereof, the Manager shall have the responsibility and commensurate authority to provide Management Services for the Practice. Subject to the terms and conditions hereof, the Manager is hereby expressly authorized to provide the Management Services and to pay and incur expenses in connection therewith in any reasonable manner the Manager deems appropriate to meet the day-to-day requirements of the business functions of the Practice.

(b)     Contracts. The Manager is expressly authorized to negotiate and execute on behalf of the Practice contracts that do not relate to the provision of Medical Services. Upon the request by the Practice, the Manager may advise the Practice with respect to and negotiate, but not execute, on behalf of the Practice contracts that relate to the provision of Medical Services.

(c)     No Medical Authority. The Manager shall have and exercise absolutely no control or supervision over the provision of Medical Services. The parties acknowledge and agree that the Practice, through its Physicians, shall be responsible for and shall have complete authority, responsibility, supervision, and control over the provision of all Medical Services and other professional health care services performed for patients, and that all diagnoses, treatments, procedures, and other professional and technical health care services shall be provided and performed exclusively by or under the supervision of Physicians as such Physicians, in their sole discretion, deem appropriate.

(d)     Manufacturer’s Responsibilities. The Practice acknowledges that as the manufacturer of the QT Ultrasound Breast Scanner-1, the Manager may provide training, support and education with respect to that device. The Practice acknowledges that such manufacturer does not provide medical care and that the Practice and its licensed physicians, rather than the manufacturer or its representatives, are responsible for making medical decisions regarding the use of that device.

Section 1.4    Medical Decisions. All medical decisions will be made solely by Physicians of the Practice. Without limiting the foregoing, the Practice will be responsible for:

(a)    Determining whether the diagnostic tests provided by the Practice are appropriate for a particular condition;

(b)    Determining the need for referrals to, or consultation with, another physician;

(c)    Interpreting test results (which may be performed by independent contractors);

(d)    Communicating test results to patients;

(e)    Determining treatment options available to patients and consulting with patients regarding treatment options;

(f)    Determining hours for patient visits and for physician and non-physician providers of the Practice;

(g)    Owning and maintaining a patient’s medical records;

(h)    Selecting and hiring/firing (as it relates to clinical competency or proficiency) physicians, non-physician providers and medical assistants;

(i)    Determining appropriate coding and billing procedures for Medical Services;

(j)     Approving of the selection of the medical equipment and medical supplies of the Practice.

Section 1.5     No Practice of Medicine. The parties acknowledge that the Manager is not authorized or qualified to engage in any activity that may be construed or deemed to constitute the practice of medicine. To the extent any act or service herein required by the Manager should be construed by a court of competent jurisdiction or by the Medical Board of the State to constitute the practice of medicine, the requirement to perform that act or service by the Manager shall be deemed waived and unenforceable.

ARTICLE 2

COVENANTS AND RESPONSIBILITIES OF THE MANAGER

Section 2.1     General. During the Term, the Manager shall provide Management Services as necessary and appropriate for the day-to-day administration of the business aspects of the Practice’s operations in accordance with all law, rules, regulations and guidelines applicable to the provision of Management Services.

Section 2.2    Facility and Equipment.

(a)     Facility. As necessary and appropriate, taking into consideration the professional concerns of the Practice, the Manager shall lease the location and shall be responsible for payment of all rent, taxes and utilities required to operate the Practice.

(b)     Furniture and Non-Medical Equipment. The Manager shall provide non- medical equipment, fixtures, furniture and furnishings deemed reasonably necessary by the Manager for the operation of the Clinic(s) and reasonably necessary for the provision of Medical Services. The Manager will provide the Practice with secure access to its computer server system, internet access and printers and printer supplies as required to communicate with Practice clients and store medical records in a secured fashion.

(c)     Medical Equipment. The Manager shall provide the QT Ultrasound Breast Scanner-1 and ancillary medical-related equipment as required by the Practice. The Practice shall determine which types of medical equipment should be used by the Practice

(d)     Repair and Maintenance. The Manager shall be responsible for the repair and maintenance of the Clinic(s), consistent with the Manager’s responsibilities under the terms of the facility lease, and for the repair, maintenance and replacement of equipment other than such repairs, maintenance and replacement necessitated by the negligence or willful misconduct of the Practice, its Physicians or other personnel employed by the Practice, the repair or replacement of which shall be borne solely by the Practice.

Section 2.3    Medical Supplies.

(a)    Procurement. The Practice shall determine which types of medical supplies should be purchased by the Practice.

(b)     Inventory. Subject to input from the Practice, the Manager shall ensure that the Clinic(s) are at all times adequately stocked with the medical supplies that are necessary and appropriate for the operation of the Practice and required for the provision of Medical Services.

Section 2.4     Support Services. Subject to input from the Practice, the Manager shall provide or arrange for all janitorial, waste disposal, , duplication or photocopying services, and other support services as are reasonably necessary and appropriate for the operation of the Clinic(s) and the provision of Medical Services therein. The Manager shall be responsible for scheduling patients’ during office hours established by Practice in accordance with Section 1.4(f).

Section 2.5     Personnel. Except as specifically provided in Section 3.2 hereof, the Manager shall employ or otherwise retain and shall be responsible for selecting, hiring, training, supervising and terminating, all non-medical personnel as the Manager deems reasonably necessary and appropriate for the Manager’s performance of its duties and obligations hereunder. The Manager shall have sole responsibility for determining and paying the wages, salaries, fringe benefits and other compensation of such personnel, and for withholding (as required by law) any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable law or governmental requirement.

Section 2.6    Billing and Collection.

(a)     Collection Agent.     The Practice shall establish and maintain coding, billing and collection policies and procedures. The Manager shall implement such policies and procedures and shall use its reasonable best efforts to timely bill and collect all professional and other fees for all billable Medical Services provided by the Practice or by Physicians employed or otherwise retained by the Practice, in accordance with the terms of such policies and procedures. The Manager may, with the prior written approval of the Practice, contract with one or more qualified third parties to assist in the performance of the foregoing duties on behalf of the Manager.

(b)     Exclusive Special Power of Attorney. In connection with the billing and collection services to be provided hereunder, and throughout the Term (and thereafter as provided in Section 5.3 hereof), the Practice hereby grants to the Manager an exclusive special power of attorney and appoints the Manager as the Practice’s exclusive true and lawful agent and attorney-in-fact, and the Manager hereby accepts such special power of attorney and appointment, for the following purposes:

(i)     Billing to Patients. To bill the Practice’s patients, in the Practice’s name and on behalf of the Practice, for all billable medical and related healthcare services provided by the Practice to patients.

(ii)     Collection of Receivables. To collect and receive, in the Practice’s name and on the Practice’s behalf, all accounts receivable generated by such billings and claims for reimbursement, and to administer such accounts in accordance with the coding, credit and billing and collection policies and procedures established by the Practice pursuant to Section 2.6(a) above, including (A) extending the time of payment of any such accounts for cash, credit or otherwise; (B) discharging or releasing the obligors of any such accounts; (C) suing, assigning or selling at a discount such accounts to collection agencies; or (D) taking other measures to require the payment of any such accounts. Notwithstanding anything herein to the contrary, the Manager shall not, and is not authorized to, take any action in connection with administration of accounts receivable for Medical Services which is not authorized under the coding, credit and billing and collection policies and procedures established by the Practice pursuant to Section 2.6(a) above as then in effect.

(iii)     Deposit. To deposit all amounts collected in the Practice’s name and on behalf of the Practice into the General Account which shall be and at all times remain in the Practice’s name. The Manager shall have no right or interest in or authority regarding the General Account.

(iv)    Endorsement. To take possession of, endorse in the name of the Practice, and deposit into the General Account any notes, checks, money orders, insurance payments, and any other instruments received in payment for Medical Services.

(c)     Irrevocability of Power. The special and limited power of attorney granted herein shall be coupled with an interest and shall be irrevocable except with the Manager’s written consent. The irrevocable power of attorney shall expire on the later of when this Agreement has been terminated or when all Management Fees due to the Manager have been paid.

(d)     Further Instruments. Upon request of the Manager, the Practice shall execute and deliver to the financial institution wherein the General Account is maintained, such additional documents or instruments as may be necessary to evidence or effect the special and limited power of attorney granted to the Manager by the Practice pursuant to this Section or Section 2.6 hereof. If the Manager assigns this Agreement in accordance with its terms, then the Practice shall execute a power of attorney in favor of the assignee.

(e)     Post Termination. Both parties’ obligations set forth in this Section 2.6 shall continue following termination or expiration of this Agreement until all of the Practice’s accounts receivable have been collected and deposited into the General Account and all Management Fees have been paid.

Section 2.7    The Practice Accounts.

(a)    Establishment and Maintenance. The Practice will establish and maintain the General Account at a bank (the “Collecting Bank”) in the name of the Practice. Except as otherwise set forth herein, the General Account will be solely under the Practice’s control, and the Manager will have no right or interest in, or control over, the General Account.

Section 2.8     Practice Reports and Records. The Manager shall timely create, prepare and deliver to the Practice such information concerning billings, collections and expenses of the Practice as the Practice may reasonably request.

Section 2.9     Confidential and Proprietary Information.

(a)     Confidentiality.

(i)     General. Subject to subsections (a)(iii) and (b) below, the Manager will not disclose any Confidential Information of the Practice to other persons without the Practice’s express written authorization.

(ii)     Manager Representatives. The Manager shall ensure that its affiliates and advisors who have access to such Confidential Information comply with these nondisclosure obligations. The Manager may disclose Confidential Information to those of its Representatives who need to know Confidential Information for the purposes of this Agreement. Such Representatives will be informed of the confidential nature of the Confidential Information, will agree to be bound by this Section, and will be directed by the Manager not to disclose to any other person any Confidential Information. The Manager agrees to be responsible for any breach of this Section by its affiliates, advisors, or Representatives.

(iii)     Compliance with Legal Process. If the Manager is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands, or similar processes) to disclose or produce any Confidential Information furnished in the course of its dealings with the Practice or its affiliates, advisors, or Representatives, to the extent permitted by law, the Manager will (A) provide the Practice with prompt notice thereof and copies, if possible, and, if not, a description, of the Confidential Information requested or required to be produced so that the Practice may seek an appropriate protective order or waive compliance with the provisions of this Section and (B) consult with the Practice as to the advisability of the Practice’s taking of legally-available steps to resist or narrow such request. The Manager further agrees that, if in the absence of a protective order or the receipt of a waiver hereunder the Manager is nonetheless, in the written opinion of its legal counsel, compelled to disclose or produce Confidential Information concerning the Practice to any tribunal legally authorized to request and entitled to receive such Confidential Information or to stand liable for contempt or suffer other censure or penalty, the Manager may disclose or produce such Confidential Information to such tribunal without liability hereunder. The Manager shall give the Practice written notice of the Confidential Information to be so disclosed or produced as far in advance of its disclosure or production as is practicable. The Manager shall use its best efforts to obtain, to the greatest extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced.

(iv)     Business Associate Relationship. The Practice is a “covered entity,” as that term is defined in the HIPAA Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R. Part 160 and Part 164, Subparts A and E (the “Privacy Rules”), and, as

such, must comply with the Privacy Rules. The Privacy Rules require the Practice to enter into with its “business associates,” as that term is defined in 45 C.F.R. § 160.103, an agreement containing certain minimum safeguards. The Manager is a business associate of the Practice. Consequently, the parties will comply with the terms and conditions set forth in Exhibit B.

Section 2.10    Manager’s Insurance.

(a)     Types. Throughout the Term, the Manager shall obtain and maintain with commercial carriers appropriate workers’ compensation coverage for the Manager’s employed personnel, and professional, casualty and comprehensive general liability and vicarious liability insurance policies covering the Manager, the Manager’s personnel, and all of the Manager’s equipment in such amounts, on such basis and upon such terms and conditions as the Manager deems appropriate.

ARTICLE 3

COVENANTS AND RESPONSIBILITIES OF THE PRACTICE

Section 3.1     Organization and Operation. The Practice, as a continuing condition of the Manager’s obligations hereunder, shall at all times during the Term be and remain legally organized and operated to provide Medical Services in a manner consistent with all State and federal laws. The Practice shall operate and maintain the practice of medicine specializing in the provision of breast-imaging screening via ultrasound.

Section 3.2     The Practice Personnel.

(a)     Physician Personnel.

(i)    Number. The Practice shall retain the number of Physicians reasonably necessary and appropriate for the provision and supervision of Medical Services.

(ii)     Qualification. Each Physician shall hold and maintain a valid and unrestricted license to practice medicine in the State. Each Physician shall be competent in the practice of the subspecialties that such Physician will practice on behalf of the Practice. Physician competency shall be determined solely by the Practice.

(iii)     Agreements. The Practice shall enter into and maintain with each such retained Physician or the Physician’s corporation a written medical direction and/or professional services agreement, or independent contractor agreement, or employment agreement. The Practice shall ensure that all Physicians abstain from outsider activities that may create a conflict of interest.

(iv)     Compensation. The Practice shall be responsible for paying the compensation and fringe benefits, as applicable, for all Physicians and any other physician personnel or other contracted or affiliated physicians, and for withholding (as required by law) any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable law. The Manager shall neither control nor direct any Physician in the performance of Medical Services for patients. Dr. John C. Klock will not receive any compensation from the Practice in the form of salary, profit distribution, or through any other financial benefit.

(b)     Unlicensed, Non-physician Technical Personnel. All unlicensed, non- Physician technical personnel who operate diagnostic equipment shall be employed by or retained and compensated by the Practice; such personnel shall be under the Practice’s control, supervision and direction in the performance of Medical Services for patients.

Section 3.3     Professional Standards. As a continuing condition of the Manager’s obligations hereunder, each Physician and any other physician personnel retained by the Practice to provide Medical Services must comply with, be controlled and governed by and otherwise provide Medical Services in accordance with all applicable federal, State and municipal laws, rules, regulations, ordinances and orders, and the ethics and standards of care of the medical community wherein the principal office of each Physician is located.

Section 3.4    Medical Services.

(a)     Coverage. The Practice shall ensure that Physicians and non-Physician technical personnel, are available during normal operating hours of the Practice and as necessary during other times to provide Medical Services to patients.

(b)     Practice Development. The Practice shall cause all Physicians to exert their best efforts to develop and promote the Practice in such manner as to ensure the Practice is able to serve the needs of the community.

(c)     Recruitment and Hiring of Practice Physicians. The Practice shall have sole responsibility for interviewing, hiring, contracting with, supervising, and terminating all Physicians performing Medical Services or other professional services, and all allied health professionals and medical assistants. The Manager will have no authority whatsoever with respect to such activities, except as set forth herein and as permitted by law.

(d)     Medical Service for QT Ultrasound. The Practice may provide medical services (reading and interpreting QT scans, preparing medical reports and communicating with patients) to customers, employees, and associates of the Manager. These services are factored into the Management Fee and therefore compensation from the Manager to the Practice is not expected.

Section 3.5    The Practice’s Insurance.

(a)     Types. The Practice shall obtain and maintain (or contract with a Physician to maintain and obtain for himself/herself) with commercial carriers reasonably acceptable to the Manager appropriate (i) worker’s compensation coverage for the Practice’s employed personnel, if any and (ii) professional and comprehensive general liability and vicarious liability insurance covering the Practice and each of the Physicians the Practice retains or employs to provide Medical Services.

(b)     Malpractice Insurance. Throughout the Term, the Practice shall obtain and maintain professional liability insurance with minimum policy limits of One Million Dollars ($1,000,000) for each occurrence and Three Million Dollars ($3,000,000) annual aggregate, for claims based on acts and omissions of its Physicians. Upon the termination hereof for any reason, the Practice shall obtain and maintain a professional liability insurance extended reporting endorsement with limits of liability and coverages identical to those provided pursuant to the professional liability policy covering the Practice’s Physicians immediately prior to the termination.

Section 3.6     Patient Records. The Practice shall monitor and maintain procedures and policies for the timely creation, preparation, filing and retrieval of all medical records generated by the Practice in connection with the Practice’s provision of Medical Services. Subject to applicable law, the Practice shall ensure that medical records are promptly available to Physicians and any other appropriate persons. All such medical records shall be retained and maintained in accordance with all applicable State and federal laws relating to the confidentiality and retention thereof.    Except as otherwise provided by law, all medical records shall be and remain the property of the Practice.

Section 3.7    Marketing and Advertising.

(a)     All marketing, advertising and educational materials related to the provision of medical services at the Clinic(s) shall be subject to the review and approval of the Practice and its licensed physicians. The Manager shall implement the marketing strategies and campaigns, subject in all cases to the oversight of the Practice. The parties expressly acknowledge and agree that the Practice shall exercise sole and exclusive control over all policies and decisions relating to practice enhancement, marketing and advertising.

(b)     The Practice acknowledges that QT Ultrasound LLC, as the manufacturer of the QT Ultrasound Breast Scanner-1, may from time to time make educational and marketing materials available to healthcare providers, medical device distributors, and the general public. Any such materials that are produced or published by QT Ultrasound LLC shall not be subject to the review or approval of the Practice. QT Ultrasound LLC, may make such materials available to the Practice from time to time in its sole discretion.

Section 3.8     Grievances. The Practice shall be responsible for investigating and resolving all patient grievances related to quality, patient care or billing or collections. The Practice shall refer any matters unrelated to patient care to the Manager.

Section 3.9    Confidential and Proprietary Information.

(a)     General. The Practice shall not disclose any Confidential Information of the Manager or the Practice without the Manager’s express written authorization. Such Confidential Information shall not be used in any way directly or indirectly detrimental to the Manager. The Practice shall keep such Confidential Information confidential.

(b)     Practice Representatives. The Practice shall ensure that its employees, affiliates and advisors who have access to such Confidential Information comply with these nondisclosure obligations. The Practice may disclose Confidential Information to those of its Representatives who need to know Confidential Information for the purposes of this Agreement. Such Representatives will be informed of the confidential nature of the Confidential Information, will agree to be bound by this Section, and will be directed by the Practice not to disclose to any other person any Confidential Information. The Practice agrees to be responsible for any breach of this Section by its affiliates, advisors, or Representatives.

(c)     Legal Process. If the Practice is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands, or similar processes) to disclose or produce any Confidential Information furnished in the course of its dealings with the Manager or its affiliates, advisors, or Representatives, the Practice will (i) provide the Manager with prompt notice thereof and copies, if possible, and, if not, a description, of the Confidential Information requested or required to be produced so that the Manager may seek an appropriate protective order or waive compliance with the provisions of this Section and (ii) consult with the Manager as to the advisability of the Manager’s taking of legally available steps to resist or narrow such request. The Practice further agrees that, if in the absence of a protective order or the receipt of a waiver hereunder the Practice is nonetheless, in the written opinion of its legal counsel, compelled to disclose or produce Confidential Information concerning the Manager to any tribunal or to stand liable for contempt or suffer other censure or penalty, the Practice may disclose or produce such Confidential Information to such tribunal legally authorized to request and entitled to receive such Confidential Information without liability hereunder. The Practice shall give the Manager written notice of the Confidential Information to be so disclosed or produced as far in advance of its disclosure or production as is practicable. The Practice shall use its best efforts to obtain, to the greatest extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced.

Section 3.10    Name, Trademark, License.

(a)     License. If Manager so requests, the Practice shall to the extent permitted by law conduct its professional practice using the Name and the Marks, and the Manager grants the Practice the right to use and display the Name and Marks for such purpose. The Practice covenants and promises that, without the Manager’s consent, the Practice will not:

(i)    license, sell, give, or otherwise transfer the Name or the Marks or the right to use the Name or the Marks to any medical practice, physician, professional corporation, professional association, or any other entity; or

(ii)    cease conducting the professional practice of the Practice under the Name.

(b)     Limitation. Nothing herein shall give the Practice any right, title or interest in or to the Name or Marks, except a license during the term hereof to display and use the same strictly according to this Agreement. The Practice agrees that all art work, trade dress, graphics, layouts, slogans, names, titles, text or similar materials incorporating, or being used in connection with the Name and Marks which may be created by the Practice, its employees, agents and subcontractors and any other party with whom it may contract to have such materials produced pursuant to this Agreement shall become the sole property of the Manager, including copyright and trademark rights, and the Practice agrees on behalf of itself, its employees, its agents, its subcontractors and any other party with whom it may contract to have such materials produced, to promptly execute any and all appropriate documents in this regard. The Practice agrees to join with the Manager in any application to enter the Practice as a registered or permitted user, or the like, of the Name and Marks with any appropriate governmental agency or entity. Upon termination of this Agreement for any reason whatsoever, the Manager may immediately apply to cancel the Practice’s status as a registered or permitted user and the Practice shall consent in writing to the cancellation and shall join in any cancellation petition. The expense of any of the foregoing recording activities shall be borne by the Manager. The Practice agrees that as between the Manager and the Practice, the Name and Marks are the exclusive property of the Manager. The Practice now asserts no claim and will hereafter assert no claim to any goodwill, reputation or ownership thereof by virtue of the Practice’s use thereof or otherwise. It is expressly understood and agreed that ownership and title of the Name and Marks, forms, methods of operation and goodwill are and, as between the Practice and the Manager, shall remain vested solely in the Manager, and the use thereof is only co-extensive with the term of this Agreement.

(c)     Cancellation of Fictitious Name Permit. Contemporaneously with the filing of a Fictitious Name Permit, the Practice will execute and deliver to the Manager the Application for Cancellation of a Fictitious Name Permit. At any time following termination of the license granted under this Section 3.10, the Manager may file such application with the California Medical Board, thereby canceling the Practice’s fictitious name permit utilizing the Name or the Marks.

(d)     License to Other Practices. The Practice acknowledges that the Manager may enter into agreements with other professional practices to use the Name and the Marks, and agrees to join with the Manager and other practice(s) to which the Manager has granted a license in the Name or Marks to file with any appropriate governmental agency or entity an application or other documentation necessary to permit such practice(s) to use the Name and Marks in its professional practice(s).

ARTICLE 4

FINANCIAL ARRANGEMENT

Section 4.1     Management Fee.     The Practice and the Manager agree to the compensation set forth herein as being paid to the Manager in consideration of a substantial commitment made by the Manager hereunder and agree that such fees are fair and reasonable. Pursuant to the terms and conditions set forth herein, each month, the Practice shall pay to the Manager the Management Fee in accordance with Schedule 4.1.

Section 4.2     Reasonable Value. Payment of the Management Fee is not intended to be and shall not be interpreted or applied as permitting the Manager to share in the Practice’s fees for Medical Services or any other services. The Management Fee is acknowledged as the parties’ negotiated agreement as to the reasonable fair market value of the equipment, support services, purchasing, personnel, office space, management, administration, strategic management and other items and services furnished by the Manager pursuant hereto, considering the nature and volume of the services required and the risks assumed by the Manager. The Practice and the Manager recognize and acknowledge that: (i) the Manager’s administrative expertise will contribute great value to the Practice’s performance, (ii) the Manager will incur substantial costs and business risks in arranging for the Practice’s use of the Clinic(s) and in providing the equipment, support services, personnel, marketing, office space, management, administration, and other items and services that are the subject matter hereof, and (iii) certain of such costs and expenses can vary to a considerable degree according to the extent of the Practice’s business and services. It is the intent of the parties that the Management Fee reasonably compensate the Manager for the value to the Practice of the Manager’s administrative expertise, given the considerable business risk to the Manager in providing the items and services that are the subject hereof.

Section 4.3     Payment of Management Fee. On or before the tenth (10th) day of each month, the Practice shall pay the Management Fee from proceeds held in the General Account.

ARTICLE 5

TERM AND TERMINATION

Section 5.1     Initial and Renewal Term. The Term of this Agreement will be five (5) years after the Effective Date, unless otherwise terminated as provided in Section 5.2 hereof. Thereafter, the Term hereof shall be automatically renewed for successive five (5) year periods, provided that neither the Manager nor the Practice shall have given notice of termination of this Agreement at least thirty (30) days before the end of any renewal term, or unless otherwise terminated as provided in Section 5.2 hereof.

Section 5.2    Termination.

(a)     Termination by the Manager. The Manager may terminate this Agreement by giving at least ten (10) days written notice to the Practice setting forth the cause for termination upon the occurrence of any one of the following events, provided that such event is not caused by or otherwise related to the Manager’s acts or omissions:

(i)     Dissolution Bankruptcy, or Insolvency. The dissolution of the Practice or the filing of a petition in voluntary bankruptcy, an assignment for the benefit of creditors, or other action taken voluntarily or involuntarily under any state or federal statute for the protection of debtors.

(ii)     Default. If (a) the Practice defaults in the performance of any of its material duties or obligations hereunder, and such default continues for ten (10) business days after the Practice receives notice of the default, or (b) the Practice or a Physician defaults in the performance of any of its, his, or her, as applicable, material duties or obligations under the applicable Physician Agreement, and such default continues for ten (10) business days after the Practice or a Physician receives notice of the default, or (c) the Practice or a Physician defaults in the performance of any of its, his or her, as applicable, material duties or obligations under any other agreement to which either of the foregoing and the Manager are parties, or which is entered into by the Practice or a Physician for the benefit of the Manager, and such default continues for ten (10) business days after the Practice or a Physician receives notice of the default, or (d) the Practice withdraws, transfers, or attempts to withdraw or transfer any funds from the General Account, except as permitted under Subsection 2.6 hereof.

(iii)     Breach of Employment Agreements. A Physician materially breaches his, her, or its employment or independent contractor agreement with the Practice, and the Practice has not taken appropriate action within ten (10) days of notice from the Manager to enforce such agreement or such enforcement action is not practicable or reasonable, or would be futile, given the nature of the breach.

(iv)     Lack of Economic Feasibility. The Manager, in its sole discretion, determines that it is not economically feasible for it to continue to perform its obligations under this Agreement.

(b)     Termination By the Practice. The Practice may terminate this Agreement by giving at least ten (10) days written notice to the Manager setting forth the cause for termination upon the occurrence of any of the following occurrences, provided that such event is not caused by or otherwise related to the Practice’s acts or omissions:

(i)     Breach of Duty. In the event the Manager materially breaches any provision of this Agreement, and the cure of such breach is not practicable or reasonable, or would be futile, given the nature of the breach, or such breach is not cured within ten (10) days after receipt of written notice from the Practice describing with particularity such breach.

(ii)     Misappropriation. In the event the Manager intentionally misappropriates the Practice’s funds, upon ten (10) days written notice to the Manager.

(c)     Termination by Agreement. In the event the Practice and the Manager shall mutually agree in writing, this Agreement may be terminated on the date specified in such written agreement.

(d)     Legislative, Regulatory or Administrative Change. In the event there is a material change in the federal or state statutes, case laws, regulations or general instructions, material change in the interpretation or enforcement of any of the foregoing by any regulatory enforcement agency, an action is instituted by any governmental agency or any party challenging the legality of this Agreement, or the adoption of new federal or state legislation (collectively, “Change in Law”), any of which are reasonably likely to materially and adversely affect the manner in which either party may perform or be compensated for its services hereunder or which shall make this Agreement unlawful, the parties shall immediately enter into good faith negotiations regarding a new service arrangement or basis for compensation for the services furnished pursuant to this Agreement that complies with the Change in Law and that approximates as closely as possible the economic position of the parties prior to the Change in Law. If good faith negotiations cannot resolve the matter, it shall be submitted to arbitration as referenced in Section 6.6 hereof. The sole charge of the arbitrator under Section 6.6 shall be to put the parties in a position that approximates as closely as possible the economic position of the parties prior to the Change in Law.

Section 5.3    Effects of Termination.

(a)     General Effect. Upon termination of this Agreement in accordance with the terms hereof, neither party shall have any further obligations hereunder except for (i) obligations accruing prior to the date of termination, including, without limitation, payment of the Management Fee relating to services provided prior to the termination of this Agreement, and (ii) obligations, promises, or covenants set forth herein that are expressly made to extend beyond the Term, including, without limitation, indemnities, which provisions shall survive the expiration or termination of this Agreement.

(b)     Post-Termination Matters. In effectuating the provisions of this Section, the Practice specifically acknowledges and agrees that the Manager shall (directly or through third parties) continue to collect on behalf of the Practice all cash collections from accounts receivable in existence at the time this Agreement is terminated. Such cash collections will be applied to pay compensation to the Manager for Management Services already rendered pursuant to Section 4.3 hereof. The balance of any funds received shall be the property of the Practice. Upon the receipt of all cash collections from accounts receivable in existence at the time this Agreement is terminated or expired, the Manager shall surrender to the Practice all books and records pertaining to the Practice’s medical practice.

ARTICLE 6

MISCELLANEOUS

Section 6.1    Administrative Services Only.

(a)     No Practice of Medicine. Nothing herein is intended or shall be construed to allow the Manager to exercise control or direction over the manner or method by which the Practice and its Physicians perform Medical Services or other professional health care services. The rendition of all Medical Services shall be the sole responsibility of the Practice and its Physicians. The Manager shall not interfere in any manner or to any extent therewith. Nothing contained herein shall be construed to permit the Manager to engage in the practice of medicine.

(b)     Purpose. The services to be rendered to the Practice by the Manager are solely for the purpose of providing non-medical management and administrative services to the Practice, so as to enable the Practice to devote its full time and energies to the professional conduct of its medical practice and provision of Medical Services to its patients and not to administration or practice management.

Section 6.2     Status of the Parties. It is expressly acknowledged that the parties hereto are “independent contractors.” Nothing herein is intended, and nothing shall be construed, to create an employer/employee, partnership or joint venture relationship between the Manager and the Practice, or to allow either to exercise control or direction over the manner or method by which the other performs the services that are the subject matter of this Agreement. The services to be provided hereunder, however, shall be furnished in a manner consistent with the standards governing such services and the provisions hereof. The Manager and the Practice understand and agree that (i) the other will not be treated as an employee for federal tax purposes, (ii) neither will withhold on behalf of the other any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body or make available any of the benefits afforded to its employees, (iii) all of such payments, withholdings, and benefits, if any, are the sole responsibility of the party incurring the liability, and (iv) each will indemnify and hold the other harmless from any and all loss or liability arising with respect to such payments, withholdings, and benefits, if any.

Section 6.3     Notices. Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be in writing and shall be served on the parties at the following respective addresses:

The Practice:	Three Hamilton Landing Suite 160 Novato, CA 94949 Attention: John C. Klock, M.D. Email: jklock@msn.com

The Manager:	QT Ultrasound LLC Three Hamilton Landing Suite 160 Novato, CA 94949 Attention: Meg Donigan Email: meg.donigan@qtultrasound.com or to such other address, or to the attention of such other person or officer, as any party may by written notice designate. Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be sent either (a) by hand delivery, in which case notice shall be deemed received when actually delivered, (b) by prepaid certified or registered mail, return receipt requested, in which case notice shall be deemed received five calendar days after deposit, postage prepaid in the United States Mail, or (c) by a nationally recognized overnight courier, in which case notice shall be deemed received one business day after deposit with such courier.

Section 6.4     Governing Law; Forum Selection. This Agreement shall be governed by the laws of the State of California. Subject to Section 6.6 hereof, the federal and state courts located in San Francisco, California, shall be the exclusive venue for any arbitration, litigation, special proceeding, or other proceeding between the parties that may arise out of, or be brought in connection with or by reason of, this Agreement.

Section 6.5     Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors, and assigns. The Practice may not assign this Agreement without the prior written consent of the Manager. The Manager shall have the right to assign, subcontract and delegate all of its rights and obligations hereunder to any affiliate(s) or unrelated third party(ies).

Section 6.6     Mediation. If a dispute arises between the parties concerning or relating to this Agreement (each, a “Dispute”), the complaining party shall provide the other party with written notice of the Dispute and each party shall use commercially reasonable efforts to resolve the Dispute in good faith. Any Dispute that has not been resolved to the satisfaction of both parties within thirty (30) days following written notice of the Dispute (or such additional time to which the parties may agree in writing) shall be resolved through arbitration administered by Judicial Arbitration and Mediation Services (“JAMS”) in San Francisco, California. The arbitration shall be held before a sole arbitrator and shall be conducted pursuant to the JAMS Comprehensive Arbitration Rules & Procedures then in effect (“JAMS Rules”) and under the authority of the Federal Arbitration Act. The arbitrator shall have the power to rule on his or her own jurisdiction, including any objections with respect to the existence, scope, or validity of this arbitration provision or to the arbitrability of any claim or counterclaim. This arbitration provision shall be treated as an agreement independent of the other terms of the Agreement. The arbitrator shall have the power to determine the validity of this Agreement. A decision by the arbitrator that this Agreement, or any part thereof, is null and void shall not for that reason alone render this Section 6.6 invalid. The decision of the arbitrator will be final and binding on all parties to the Dispute, with no right of appeal. Judgment on the award rendered by the arbitrator may be entered in any court having competent jurisdiction. The costs of the arbitration, including the arbitrator’s fees, shall be borne equally by the parties. The arbitrator shall make a final award of legal costs (including reasonable attorneys’ fees) and damages, if applicable, to the prevailing party.

Section 6.7     Waiver of Breach. The waiver by either party of a breach or violation of any provision hereof shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

Section 6.8     Enforcement. In the event either party resorts to legal action to enforce or interpret any provision hereof, the prevailing party shall be entitled to recover the costs and expenses of such action so incurred, including, without limitation, reasonable attorneys’ fees.

Section 6.9     Third-Party Beneficiaries. This Agreement is entered into by and between the parties hereto and for their benefit. Except as otherwise provided herein, there is no intent by either party to create or establish a third party beneficiary status or rights in any person other than the parties to this Agreement and their respective successors and permitted assigns, and no such third party shall have any right to enforce or any right to enjoy any benefit created or established under this Agreement. Notwithstanding the foregoing, the Manager shall be a third party beneficiary with respect to the Practice’s operations and any contracts (written or oral) or other arrangements to which the Practice is a party, to the extent reasonably required for, or relating to, Manager’s exercise and/or enforcement of its rights, responsibilities and authority under this Agreement.

Section 6.10     Gender and Number. Whenever the context hereof requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

Section 6.11     Additional Assurances. Except as maybe herein specifically provided to the contrary, the provisions hereof shall be self-operative and shall not require further agreement by the parties. At the request of either party, the other party shall execute such additional instruments and take such additional acts as are reasonable and as the requesting party may deem necessary to effectuate this Agreement.

Section 6.12     Consents, Approvals, and Exercise of Discretion. Whenever this Agreement requires any consent or approval to be given by either party, or either party must or may exercise discretion, and except where specifically set forth to the contrary, the parties agree that such consent or approval shall not be unreasonably withheld or delayed, and that such discretion shall be reasonably exercised.

Section 6.13     Force Majeure. Neither party shall be liable or deemed to be in default for any delay or failure in performance hereunder or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party’s employees, or any other similar cause beyond the reasonable control of either party unless such delay or failure in performance is expressly addressed elsewhere herein.

Section 6.14 Severability. The parties hereto have negotiated and prepared the terms hereof in good faith with the intent that each and every one of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions hereof or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction or an arbitration tribunal, such provision shall be as narrowly construed as possible, and each and all of the remaining terms, provisions, promises, covenants and conditions hereof or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Agreement is in violation of applicable law, then the parties agree to negotiate in good faith to amend this Agreement, to the extent possible consistent with its purposes, to conform to law.

Section 6.15 Divisions and Headings. The division hereof into articles, sections, and subsections and the use of captions and headings in connection therewith is solely for convenience and shall not affect in any way the meaning or interpretation hereof.

Section 6.16 Amendments and Execution. This Agreement and amendments hereto shall be in writing and executed in multiple copies. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

Section 6.17 Entire Agreement. With respect to the subject matter hereof, this Agreement supersedes all previous contracts and constitutes the entire agreement between the parties. Neither party shall be entitled to benefits other than those specified herein. No prior oral statements or contemporaneous negotiations or understandings or prior written material not specifically incorporated herein shall be of any force and effect. No changes in or additions hereto shall be recognized unless incorporated herein by amendment as provided herein, such amendment(s) to become effective on the date stipulated in such amendment(s). The parties specifically acknowledge that, in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained herein and no others.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date next to their respective names, below.

The Practice:

	By:	/s/ John Klock

John C. Klock, M.D.
President
	Date:	September 1, 2020

The Manager:	QT ULTRASOUND LLC
a Delaware limited liability company

	By:	Margaret Donigan

Margaret Donigan
Chief Strategy Officer
	Date:	September 8, 2020

Schedule 4.1

Management Fee

The Management Fee shall be as follows:

1) $2,000 per month, subject to:

a) The Practice providing QTscan interpretation, reports preparation and communications with patients for Manager at no charge (currently approximately 20 per month).

b) The Practice’s paying customers do not exceed 20 per month.

2) The Management Fee may be adjusted proportionally if the Practice does not adhere to the numbers in volumes outlined above, with any fee adjustment mutually-agreed upon by the Manager and the Practice.

EXHIBIT A

DEFINITIONS

“Adjustments” means any adjustments on a cash basis under GAAP for patient refunds.

“Change in Law” has the meaning assigned to it in Subsection 5.2(d) of this Agreement.

“Clinic(s)” means any office space, clinic, facility or satellite facility that the Manager owns, leases or otherwise procures for the use of the Practice.

“Collecting Bank” has the meaning assigned to it in Subsection 2.7(a) of this Agreement

“Collections” means the funds deposited into and transferred from the General Account to the Manager pursuant to Section 2.6 during the immediately preceding month, less Adjustments.

“Confidential Information” means any information belonging to or in the possession of the Manager or the Practice, whether written or oral. Confidential information includes all notes, studies, patient lists, stored computer data, software, information, forms, business or management methods, marketing data, fee schedules, or trade secrets of the Manager or of the Practice. Confidential Information also includes any information that is disclosed or otherwise made available to one party by the other party pursuant hereto. Confidential Information also includes the terms and provisions of hereof and any transaction or document executed by the parties pursuant hereto. Confidential Information does not include any information that

(a)

is or becomes generally available to and known by the public (other than as a result of an unpermitted disclosure directly or indirectly by the receiving party or its affiliates, advisors, or Representatives.)

(b)

is or becomes available to the receiving party on a nonconfidential basis from a source other than the furnishing party or its affiliates, advisors, or Representatives, provided that such source is not and was not bound by a confidentiality agreement or other obligation of secrecy to the furnishing party of which the receiving party has knowledge at the time of such disclosure; or

(c)	has already been or is hereafter independently acquired or developed by the receiving party without violating any confidentiality agreement with or other obligation of secrecy to the furnishing party.

“GAAP” means generally accepted accounting principles in a manner consistent with the historic practices of the person to which the term applies.

“General Account” means the bank account of the Practice established as the “General Account” and further described in Sections 2.6 and 2.7 hereof.

“Gross Revenues” means amounts expected to be received in exchange for Medical Services.

“includes” and “including” denote partial definitions.

“Management Services” means the business, support, administrative and management services and the facilities, fixtures, furnishings, equipment and supplies described in Article 2 hereof.

“Management Services Agreement” or “Agreement” means this Management Services Agreement between the Practice and the Manager, as amended from time to time.

“Marks” shall mean all federal, state and common law trademarks/service marks of the Manager, including without limitation all common law rights in and to “QT”, “QT Imaging” and any other trademarks/service marks used by the Manager or its Affiliates.

“Medical Services” means all medical care and services provided by the Practice.

“Medical Supplies” means all drugs, pharmaceuticals, products, substances, items or devices whose purchase, possession, maintenance, administration, prescription or security requires the authorization or order of a licensed health care provider or requires a permit, registration, certification or other governmental authorization held by a licensed health care provider as specified under any federal and/or state law.

“Name” shall mean the name “QT”, “QT Imaging”, any variants thereof approved by the Manager, and any other names used by the Manager.

“Physician” means each individually-licensed professional who is employed or otherwise retained by or associated with the Practice, each of whom shall meet at all times the qualifications described in Sections 3.2 and Section 3.3 hereof, including locum tenens.

“Representatives” means a party’s officers, directors, members, managers, employees, or other agents or representatives.

“State” means the State of California.

“Term” means the initial and any renewal periods of duration hereof as described in Section 5.1 hereof.

EXHIBIT B

BUSINESS ASSOCIATE AGREEMENT

This Business Associate Agreement (the “Agreement”) is entered into between QT Ultrasound LLC, a Delaware limited liability company (“Business Associate”), and John C. Klock, MD, a California sole proprietorship (“Practice”).

RECITALS

A.

Practice is a “covered entity,” as that term is defined in the HIPAA Standards for Privacy of Individually Identifiable Health Information and the Standards for Security of Electronic Protected Health Information, 45 C.F.R. Part 160 and Part 164, Subparts A, C and E (the “HIPAA Regulations”), and the Health Information Technology for Economic and Clinical Health Act, as incorporated in the American Recovery and Reinvestment Act of 2009 (the “HITECH Act”) (collectively, the HIPAA Regulations and the HITECH Act are referred to as the “Requirements”), and, therefore, must comply with the Requirements.

B.

The Requirements require Practice to enter into with its “business associates,” as that term is defined in 45 C.F.R. § 160.103, an agreement containing certain minimum safeguards. Business Associate will be a business associate of Practice.

C.	The parties desire to enter into an agreement that complies with the Requirements.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions. Except as otherwise set forth in this Agreement, all capitalized terms have the same meaning as set forth in the Requirements, as such may be amended from time to time.

a. “Disclose” has the same meaning as the term “disclosure” in 45 C.F.R. § 160.103.

b. “EPHI” has the same meaning as the term “electronic protected health information” in 45 C.F.R. § 160.103, but limited to information created or received by Business Associate as a Business Associate of Practice.

c. “PHI” has the same meaning as the term “protected health information” in 45 C.F.R. § 160.103, but limited to information created or received by Business Associate as a Business Associate of Practice.

d. “Secretary” means the Secretary of the Department of Health and Human Services or his or her designee.

2. Business Associate’s Obligations. Business Associate will:

(a) Not Use or Disclose PHI except as permitted or required by this Agreement or as required by law;

(b) Use appropriate safeguards and comply, where applicable, with 45 C.F.R. Subpart C with respect to EPHI, to prevent the Use or Disclosure of PHI, except as set forth in this Agreement;

(c) Implement Administrative, Physical and Technical Safeguards that reasonably and appropriately protect the Confidentiality, Integrity and Availability of EPHI;

(d) Promptly report to Practice: (i) any Use or Disclosure of PHI by Business Associate or a third party to which Business Associate Disclosed PHI that is not contemplated by this Agreement, including any Breach of Unsecured PHI; and (ii) any Security Incident, of which Business Associate becomes aware;

(e) Ensure that any subcontractors who create, receive, maintain or transmit PHI on behalf of Business Associate agree to the same restrictions and conditions in the Services Agreement and this Agreement;

(f) In accordance with Practice’s reasonable request, provide Practice, in accordance with 45 C.F.R. § 164.524, access to PHI in a Designated Record Set;

(g) Make any amendment to PHI in a Designated Record Set that Practice has agreed to pursuant to 45 C.F.R. § 164.526;

(h) Document any Disclosures of PHI necessary to provide an accounting of Disclosures in accordance with 45 C.F.R. § 164.528;

(i) To the extent Business Associate carries out any obligations of Practice under the Requirements, Business Associate will comply with the Requirements that apply to Practice in the performance of such obligation;

(i) Make its internal practices, books and records, relating to the Use and Disclosure of PHI available to the Secretary for purposes of determining Practice’s compliance with the Requirements; and

(j) Mitigate, to the extent practicable, any harmful effects (known to Business Associate) from any Use or Disclosure of PHI by Business Associate not permitted by this Agreement.

3. Permitted Uses and Disclosures. Except as otherwise set forth in this Agreement, Business Associate may:

(a) Use or Disclose PHI to perform its duties and obligations under the Services Agreement and to report violations of the law to law enforcement; provided that, such Use or Disclosure complies with the Requirements;

(b) Use PHI for its management and administration or to carry out Business Associate’s legal responsibilities; and

(c) Disclose PHI for the purposes in Section 3(b) of this Agreement, if (i) the Disclosure is required by law, or (ii) Business Associate obtains reasonable assurances from the persons to whom the PHI is disclosed that (i) the PHI will remain confidential and will not be Used or further Disclosed except as Required By Law or for the purpose for which it was Disclosed to the person, and (ii) the person will notify Business Associate of any instances of which it becomes aware that the confidentiality of the PHI has been breached.

4. Practice’s Obligations. Practice will notify Business Associate of any:

(a) Limitation in Practice’s Notice of Privacy Practices, as required by the Requirements, that may affect Business Associate’s Use or Disclosure of PHI;

(b) Changes in or revocation of an individual’s permission to Use or Disclose PHI, to the extent such change may affect Business Associate’s Use or Disclosure of PHI; and

(c) Restriction regarding the Use or Disclosure of an individual’s PHI that Practice has agreed to in accordance with 45 C.F.R. § 164.522, to the extent that such restriction may affect Business Associate’s Use or Disclosure of the PHI.

5. Effective Date. The terms and conditions in this Agreement will be effective as of the date below (the latter, if the parties hereto execute on different dates) and will continue until all PHI is destroyed or returned to Practice.

6. Termination. Notwithstanding any provision to the contrary in this Agreement or the Services Agreement, if Business Associate breaches any of its obligations under this Agreement or the Requirements, Practice may terminate this Agreement and the Services Agreement immediately upon providing notice to Business Associate or it may provide Business Associate with a reasonable opportunity to cure the breach or end the violation. If Practice determines, in its sole discretion, that neither termination nor cure is feasible, Practice will report the violation to the Secretary.

7. Effect of Termination. Upon termination of this Agreement, Business Associate will return to Practice or destroy all PHI. If it is not feasible for Business Associate to return or destroy the PHI, (i) Business Associate will notify Practice of such unfeasibility; (ii) Business Associate will limit Business Associate’s Use and Disclosure of such PHI to the purpose which makes it unfeasible for Business Associate to return or destroy the PHI; and (iii) the terms and conditions set forth in this Agreement will continue with respect to the PHI for so long as Business Associate maintains the PHI.

8. Indemnification. Business Associate will indemnify, defend and hold harmless Practice for, from and against any and all liabilities, costs, fees, fines, penalties and other expenses (including reasonable attorneys’ and expert fees) arising from or related to Business Associate’s breach of any of its obligations under this Agreement or the Requirements. The obligations under this Section will survive the termination of this Agreement.

9. Amendment. If the Requirements are amended and the amendments require an amendment to this Agreement to comply with the amendments to the Requirements, this

Agreement will be amended automatically, without any signed, written amendment by Business Associate and Practice, to comply with the amendments. All applicable Requirements, including all future applicable Requirements, are hereby incorporated in this Agreement by this reference, as if they were set forth herein in full. Otherwise, no modification, amendment, or cancellation or waiver of rights under this Agreement will be effective unless it is in a writing that is signed by both parties. No waiver of any breach of this Agreement will be construed as a waiver of any other rights under this Agreement.

10. Entire Agreement. This Agreement constitutes the parties’ entire agreement with respect to the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants, or understandings other than those expressly set forth herein. This Agreement supersedes all prior agreements or understandings between the parties with respect to the subject matter hereof and may not be modified or amended in any manner other than as set forth herein.

11. Governing Law. This Agreement will be construed in accord with and any dispute or controversy arising from any breach or asserted breach of this Agreement will be governed by the laws of the State of California.

12. Third-Party Beneficiaries. There are no third-party beneficiaries of this Agreement. The parties executed this Agreement as of the date below their respective signatures, below.

“PRACTICE”		“BUSINESS ASSOCIATE”

By:	/s/ John C. Klock	By:	/s/ Margaret Donigan
Its:	Proprietor	Its:	Chief Strategy Officer
Date:	8 September 2020	Date:	September 8, 2020

FIRST AMENDMENT TO MANAGEMENT SERVICES AGREEMENT

This FIRST AMENDMENT TO MANAGEMENT SERVICES AGREEMENT (“Amendment”) is entered into between QT Imaging, Inc. (formally known as QT Ultrasound LLC), a Delaware corporation (the “Manager”), and John C. Klock, MD, a California sole proprietorship (the “Practice”), effective as of June 1, 2021 (“Effective Date”).

RECITALS

A. Manager and Practice are parties to the certain Management Service Agreement dated September 1, 2020 (the “Agreement”). The defined, capitalized terms used in the Agreement shall have the same meanings when used herein.

B. Manager and Practice desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.	Section 4.1 Management Fee. The monthly management fee is being increased from $2,000 to $3,000 per month.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date next to their respective names, below.

The Practice:

	By:	/s/ John Klock
John C. Klock, M.D.
President

	Date:	June 1, 2021

The Manager:

QT Imaging, Inc.
a Delaware corporation

	By:	/s/ Margaret Donigan
Margaret Donigan
Chief Operating Officer

	Date:	May 28, 2021

SECOND AMENDMENT TO MANAGEMENT SERVICES AGREEMENT

This SECOND AMENDMENT TO MANAGEMENT SERVICES AGREEMENT (“Amendment”) is entered into between QT Imaging, Inc. (formally known as QT Ultrasound LLC), a Delaware corporation (the “Manager”), and QT Imaging Center LLC, a California limited liability company (formerly known as John C. Klock, MD, a California sole proprietorship) (the “Practice”), effective as of October 1, 2021 (“Effective Date”).

RECITALS

A. Manager and Practice are parties to the certain Management Service Agreement dated September 1, 2020 (the “Agreement”). The defined, capitalized terms used in the Agreement shall have the same meanings when used herein.

B. Manager and Practice desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.	Section 4.1 Management Fee. The monthly management fee is being increased from $3,000 to $4,000 per month.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date next to their respective names, below.

The Practice:	QT Imaging Center LLC
a California limited liability company

	By:	/s/ John Klock
John C. Klock, M.D.
President

	Date:	Sep 21, 2021

The Manager:	QT Imaging, Inc.
a Delaware corporation

	By:	/s/ Margaret Donigan
Margaret Donigan
Chief Operating Officer

	Date:	Sep 21, 2021